SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2015

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

United Bankshares, Inc. (“United” or the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 20, 2015 in Washington D.C. At the Meeting, shareholders voted on all proposals outlined in the Company’s proxy statement (the “Proxy Statement”) which were: (1) to elect thirteen (13) persons to serve as directors of the Company for a one-year term expiring at the 2016 Annual Meeting; (2) to ratify the selection of Ernst & Young LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2015; and (3) to approve, on an advisory basis, the compensation of United’s named executive officers. The proposals are described in detail in the Proxy Statement mailed to shareholders on or about April 3, 2015. The voting results for the proposals appear below.

Proposal 1. Election of Directors:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Richard M. Adams	46,746,585	1,047,624	—	12,514,640
Robert G. Astorg	46,674,202	1,120,007	—	12,514,640
Peter A. Converse	46,910,756	883,453	—	12,514,640
Lawrence K. Doll	46,938,296	855,913	—	12,514,640
W. Douglas Fisher	47,553,135	241,074	—	12,514,640
Theodore J. Georgelas	46,952,685	841,524	—	12,514,640
John M. McMahon	44,300,346	3,493,863	—	12,514,640
J. Paul McNamara	46,938,110	856,099	—	12,514,640
Mark R. Nesselroad	47,583,374	210,835	—	12,514,640
William C. Pitt, III	46,933,006	861,203	—	12,514,640
Mary K. Weddle	46,946,737	847,472	—	12,514,640
Gary G. White	47,582,833	211,376	—	12,514,640
P. Clinton Winter, Jr.	46,826,444	967,765	—	12,514,640

Proposal 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015:

For	Against	Abstentions	Broker Non-Votes
58,820,353	1,284,271	204,225	—

Proposal 3. Approval, on an advisory basis, the compensation of United’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
45,697,748	1,429,347	667,114	12,514,640

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date:	May 26, 2015	By:	/s/ W. Mark Tatterson

W. Mark Tatterson, Executive Vice President and Chief Financial Officer